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COMMON STOCK                                                       COMMON STOCK

   [LOGO]               [Micro Therapeutics, Inc. LOGO]               [LOGO]


Incorporated under the laws of                                See reverse for
    the state of Delaware                                   certain definitions
                                                            CUSIP  59500W 10 0


THIS CERTIFIES THAT








is the record holder of



FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.001 PER
SHARE, OF

-------------------------- MICRO THERAPEUTICS, INC. ---------------------------

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

        Dated:



                                [Corporate Seal]


        SECRETARY                                             PRESIDENT


COUNTERSIGNED AND REGISTERED:
        U.S. STOCK TRANSFER CORPORATION
                TRANSFER AGENT AND REGISTRAR

By
                        AUTHORIZED SIGNATURE